Exhibit 10.6

____________ __, 2015

JM Global Holding Company

1615 South Congress Avenue

Suite 103

Delray Beach, Florida 33445

Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Re:     Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between JM Global Holding Company, a Delaware corporation (the “Company”), and Cantor Fitzgerald & Co. (the “Underwriter”) relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (“Warrant”) to purchase one-half of one share of Common Stock. The undersigned intends to purchase 3,000,000 Units in the IPO. Certain capitalized terms used herein are defined in paragraph 6 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

1.       The undersigned will not sell, assign, transfer, pledge, hypothecate or otherwise dispose (each a “Transfer”) of 1,000,000 shares of Common Stock acquired by it in the IPO (such shares being referred to herein as the “Restricted Shares”) prior to the consummation of a Business Combination; provided, however, that the undersigned may Transfer any such Restricted Shares if, and only if, the prospective transferee executes a written agreement pursuant to which such transferee is bound by the same terms and conditions of this letter agreement. The undersigned understands and acknowledges that the certificates representing the Units purchased by him, her or it in the IPO will bear a legend indicating the foregoing restriction on Transfers.

2.       If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock acquired in the IPO in favor of such Business Combination.

3.       The undersigned hereby waives his, her or its right to exercise redemption rights, as described in the Registration Statement, in connection with a Business Combination with respect to the Restricted Shares, and agrees that he, she or it will not seek redemption with respect to such Restricted Shares in connection with any vote on a Business Combination with respect thereto.

4.       The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement.

5.       In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators. The undersigned hereby appoints, without power of revocation, Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, Fax No.: (212) 370-7889, Attn: Douglas S. Ellenoff, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

6.       As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, all as more fully described in the Registration Statement; and (ii) “Registration Statement” means the registration statement on Form S-1 (File No. 333-204995), as amended, filed by the Company with the Securities and Exchange Commission with respect to the IPO.

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7.       Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

8.       No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

9.       The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

Print Name

Signature

Accepted and Agreed:

JM Global Holding Company

By:
Name:
Title:

Cantor Fitzgerald & Co.

By:
Name:
Title:

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